                                                                               .
                                                                               .
                                                                               .

Total:

                                 % PRINCIPAL BALANCE    GWAC    FICO      LTV      CLTV     PURCH
                                 -------------------    ----    ----      ---      ----     -----

Fixed Rate First Lien                         22.12%   7.619%     629    80.22%   88.53%    42.72%
ARM First Lien                                 77.88    7.364     639     79.19    94.77     67.87
TOTAL:                                       100.00%   7.421%     637    79.42%   93.39%    62.31%

Group 1:

APPENDIX A #10                   % PRINCIPAL BALANCE    GWAC    FICO      LTV      CLTV     PURCH
--------------                   -------------------    ----    ----      ---      ----     -----
Fixed Rate First Lien                         29.49%   7.747%     621    79.86%   86.73%    29.58%
ARM First Lien                                 70.51    7.472     629     79.66    92.11     49.19
TOTAL:                                       100.00%   7.554%     627    79.72%   90.52%    43.41%